Exhibit 99.2

ProQuest Company

Fourth Quarter and Full Year Earnings Conference Call

February 19, 2003

Operator

At this time I would like to welcome everyone to the ProQuest fourth quarter earnings release conference call. All lines have been placed on mute to prevent any background noise. After the speakers’ remarks there will be a question and answer period. (OPERATOR INSTRUCTIONS). Thank you. Mr. Trinske, you may begin your conference.

Mark Trinske - ProQuest Company - VP Investor Relations

Good afternoon, everyone. Welcome to ProQuest Company’s fourth quarter and year end 2003 conference call. This is Mark Trinske, Vice President of Investor Relations. Today’s earnings release announced our fourth quarter and year end results. The news release and the associated financial statements are available on our corporate website at ProQuestCompany.com. During today’s call we will discuss our performance for the fourth quarter and full year 2003, and our guidance for 2004. This call is being broadcast over the Internet and can also be accessed through ProQuestCompany.com.

Before we begin I would like to remind everyone that our full year 2002 net earnings, to which we will be referring today, were stated pro forma to exclude the effect of a one-time tax benefit of $3.6 million, a loss of $5.1 million for the settlement of interest rate swaps related to the refinancing we completed in 2002, and a gain on sales of discontinued operations of $600,000.

In today’s call we will be making statements that are forward-looking in nature as defined by the Private Securities Litigation Reform Act of 1995. There are risks associated with these statements, and numerous factors could cause our performance to differ materially from the statements made today. You can find a complete discussion of trends and risks in Company documents on file with the Securities and Exchange Commission.

Today’s financial results are presented in accordance with Generally Accepted Accounting Principles, or GAAP. We do include non-GAAP figures in our news releases and other communications, since they provide useful information to investors regarding financial and business trends. Reconciliations of these figures to GAAP amounts are included in our press releases, in our filings with the SEC, and on our corporate website.

On our call today, Kevin Gregory, our Senior Vice President and Chief Financial Officer, will discuss our financial results and outlook; our President and Chief Executive Officer, Alan Aldworth, will then review the business highlights of the fourth quarter; then we will open the call for your questions.

Now I would like to turn the call over to Kevin Gregory.

Kevin Gregory - ProQuest Company - Senior VP, CFO

Thanks Mark. Welcome, everyone. Before I begin, I would like to mention that the earnings and EPS numbers that I will refer to during this call exclude charges taken for a special incentive compensation plan established for ProQuest’s Chairman. These adjusted numbers help in understanding our ongoing operations.

For this incentive plan, we took a charge in the fourth quarter of approximately $1.5 million, or $1 million after-tax, which reduced EPS by 3 cents per share. For the full year, the total charge was 2.3 million, or 1.5 million after-tax. The full year charge reduced EPS by 5 cents per share.

Let’s talk about the full year. I am very proud of our accomplishments in 2003. Revenues were up 10 percent for the year to $469.7 million. At Information and Learning, 2003 revenues were up 12 percent to $279.5 million. Business Solutions revenues were up 6 percent to $190.2 million. Excluding the charge for the Chairman’s compensation plan, ProQuest EBIT grew 8 percent to $97 million. EBIT at Information and Learning was $55.1 million, up 12 percent. EBIT at Business Solutions was up 7 percent to $55.9 million. Excluding the charge for the Chairman’s compensation plan, ProQuest net earnings increased 17 percent to $51.3 million, or $1.80 per share.

Our full year results were driven by a very strong fourth quarter. ProQuest’s fourth quarter revenues were up 14 percent to $126 million. Revenue growth at Information and Learning was very strong in the fourth quarter with revenues of $75.7 million, up 21 percent. Revenue at Business Solutions grew 5 percent to $50.3 million. Excluding the charge taken for the Chairman’s compensation plan, ProQuest’s fourth quarter EBIT grew by 17 percent to $28 million. EBIT at Information and Learning was $17.5 million, growth of 56 percent. EBIT at Business Solutions was $15 million for the quarter. Excluding the charge taken for the Chairman’s compensation plan, ProQuest’s fourth quarter net earnings grew 8 percent to $15.6 million, or 54 cents per share.

ProQuest Company

Fourth Quarter and Full Year Earnings Conference Call

February 19, 2003

I would like to spend a few minutes reviewing product line revenue at Information and Learning and Business Solutions. First, Information and Learning.

Classroom products grew by 15 percent to $3.3 million for the fourth quarter, and up by 39 percent to $13.4 million for the full year. These results, although very strong, were less than expected. In the coursepack market, we have competitive advantages — our extensive content and our excellent publisher relationships. As important as these advantages are, in order to be successful in this market we must continue to establish our distribution channels.

The primary distribution channels are the bookstores and the small print shops. We have been very successful in establishing relationships with the large campus bookstores. However, we have been less successful in displacing the small print shops. This has impacted our paper coursepacks revenue. To address this issue, we’re adjusting pricing on our print products to be more competitive and we’re exploring partnership opportunities.

We still see many positive trends in our classroom products. We continue to be the leader in electronic coursepacks, and the market is migrating to electronic delivery. For example, in 2001, only 5 percent of our coursepack sales came from electronic products. For 2003, electronic coursepacks accounted for 28 percent of our coursepack sales.

Published products grew by 31 percent in the quarter to $28.5 million, and by 24 percent to $94.3 million for the full year. Published products revenue growth was driven by strong sales of our digital vault products such as Historical Newspapers. For the fourth quarter, digital vault products grew by 31 percent to $8.1 million, and by 65 percent for the full year to $23.8 million dollars. Sales of Historical Newspapers increased to $8 million for the year.

With the purchase of SIRS, we continue to strengthen our published product lineup. Our proprietary SIRS products are selling very well. For the fourth quarter, SIRS products contributed $3.1 million, and for the full year generated $6.3 million in revenue. ABI/INFORM and our other specialty products continue to show strong growth. For the fourth quarter they grew 10 percent to $17.3 million, and for the full year generated $64.2 million of revenue, growth of 4 percent.

Even with tight library budgets, our published products continue to grow. This reflects the strong demand for these products. General reference products grew by 48 percent to $18.2 million in the quarter, and by 21 percent to $74.6 million in 2003. General reference products for higher education libraries were flat for the quarter at $11.3 million, and also for the year, at $42 million. Revenues for general reference products for the K-12 library were $3.7 million for the quarter and $19.2 million for the year. This includes $16.2 million in incremental revenues from Bigchalk products.

Our reseller revenue was also a strong contributor to the growth in our general reference products. This is the second quarter in a row in which reseller revenue showed year-over-year growth. Reseller revenue was $3.2 million in the fourth quarter, and for the year was $13.5 million. Traditional product sales, which include microfilm and paper products, were $25.7 million in the fourth quarter, flat over the prior year, and slightly down for the year at $97.2 million.

Although the economy is starting to improve, we continued to see very tight library budgets. Librarians have historically used excess budget dollars to fill gaps in their microfilm backfiles. These days with smaller budgets, there is little surplus to make these purchases. And as a result, sales of our microfilm backfile and microfilm collections continue to be soft.

At Business Solutions, revenue for the automotive group increased 5 percent to $42.5 million in the fourth quarter, and by 7 percent to $160.7 million for the full year. The automotive group includes parts and service products and performance management products. Revenues from performance management products increased by 23 percent for the quarter to $10 million, and by 16 percent for the full year to $35.4 million. Driving this growth were sales of our dealer performance management products and our new standard compliance products, which are used by the European OEMs and their dealers to assist in compliance with the new competition regulations.

Also contributing to the revenue of the automotive group are our parts and service products. Part and service product revenue grew slightly in the fourth quarter to $32.5 million, and grew 5 percent for the year to $125.3 million. Revenue growth in parts and service products was driven primarily by contractual price increases, offset by a decrease in hardware sales.

The outdoor power group is also performing very well. This group includes products for the motorcycle, marine, RV, lawn and garden, and heavy equipment markets. Sales of our outdoor power group grew by 14 percent in the fourth quarter to $7.3 million, and by 9 percent in 2003 to $26.2 million. Revenue growth was driven by sales of our new dealer management system and our Windows-based product upgrades.

ProQuest Company

Fourth Quarter and Full Year Earnings Conference Call

February 19, 2003

Business Solutions microfilm products were approximately $200,000 in the fourth quarter compared to $1 million in the fourth quarter of 2002. For the full year, 2003 microfilm revenue was $2.1 million versus $4.7 million in 2002. During the fourth quarter, we exited this microfilm product line and transferred our remaining customers to a third party provider.

A very important measure of our success is free cash flow. Free cash flow is the cash generated by the businesses that we use to make acquisitions, repurchase stock, or pay down debt. We define free cash flow as cash from operations less capital expenditures and spending for software. ProQuest’s cash flow follows a seasonal pattern, and we tend to generate most of our free cash flow in the fourth quarter. 2003 was no exception. ProQuest Company generated $44.9 million in free cash flow in the fourth quarter, resulting in total free cash flow of $48.8 million for the year. We crushed our cash flow number of $35 to $40 with an improvement of almost $60 million over 2002.

One metric we use to monitor free cash flow is our cash conversion ratio. This is free cash flow expressed as a percentage of net income. In 2002, we established a goal to reach a cash conversion ratio of 100 percent by 2005. In 2002, our cash conversion ratio was negative. In 2003, our cash conversion ratio was 70 percent. We are well on our way to achieving our 2005 goal.

One driver of the increase in free cash flow is our continuing reduction in capex and software spending. Capex and software spending was $70.8 million in 2003, an improvement of 12 percent versus 2002. Capex also improved as a percentage of revenue. In 2003, capex was 15 percent of revenue versus 19 percent in 2002, an improvement of 400 basis points. We did end the year with total capex slightly higher than our guidance, due to capital expenditures of approximately $3 million associated with SIRS and the Bigchalk acquisition.

Before I move on to our long-term outlook, I would like to take a moment to briefly explain the option grant recently proposed by our Board of Directors’ compensation committee. As many of you know, over the last two years we have been building the ProQuest management team for the future. The process began with Alan’s transition to CEO and President and my transition to CFO. In addition, last year we named presidents to each of our divisions. The team is complete, and we now have a focused executive management team.

The compensation committee believes that with the team now complete, it is the appropriate time to align the new team’s compensation with shareholder value creation. This is the underlying principle for the option grant.

There are a couple of key points regarding the option grants that are worth noting. First, the number of options in the proposed grant was determined based on the number of options that would likely have been distributed in normal annual grants over the next five years. Second, the vesting of these options will occur within the next five years only if certain stock price thresholds are met. These stock price thresholds represent an 8 to 10 percent compounded annual growth rate increase in our stock price. If the compounded annual growth rate of ProQuest’s stock price is below these thresholds, no acceleration of vesting will occur and none of the options will vest until after the seventh year. The block grant with a contingent vesting schedule instead of annual grants will more closely align management’s compensation with the creation of shareholder value over the next five years. Third, the compensation committee retained an executive compensation consultant to design this grant, and it has been reviewed by the Institutional Shareholder Services group, and is within this acceptable range for both dilution and the available cap for incentive programs. Finally, this option grant does not become effective until the shareholders approve an increase in the number of shares currently allowed under our stock option plan. I believe that this is very important, because it gives you, the shareholder, the ability to decide if this grant is aligned with your best interests.

Now I would like to discuss ProQuest Company’s long-term outlook. Over the next three to five years, we project revenue growth of 10 to 13 percent, including organic growth of 5 to 7 percent. Earnings per share growth will be in the range of 10 to 13 percent and free cash flow will be equal to net income. For 2004, organic revenue growth should be 5 to 7 percent. In addition, we plan to continue to make acquisitions in 2004, where appropriate, which will add to this organic growth.

I expect Information and Learning and Business Solutions organic revenue growth to be in the 5 to 7 percent range as well. We expect ProQuest’s earnings per share growth for 2004 to be 10 to 13 percent, and the cash conversion ratio to be 75 to 90 percent. We’re looking forward to a great year.

Now Alan will take you through the business highlights of 2003.

ProQuest Company

Fourth Quarter and Full Year Earnings Conference Call

February 19, 2003

Alan Aldworth - ProQuest Company - President & CEO

Thanks, Kevin. I’m pleased to report that during the fourth quarter we continued to concentrate on our strategic priorities to position us for long-term success. Those priorities are — first, prove the soundness of the ProQuest business model; second, to introduce proprietary products that differentiate us in our markets; and third to make and integrate strategic acquisitions. Once again, we executed well on each of these during the fourth quarter.

I will share with you some of the highlights from my perspective of 2003. First at Business Solutions, we’ve extended our contract with DaimlerChrysler to provide a new Web-based EPC for Mercedes-Benz dealers worldwide. We’re developing this product now, and we expect to release it in the second quarter of this year to dealers in the U.S. and Canada. We are working toward a full release to dealers worldwide in the third quarter.

We also renewed a contract with General Motors Europe to provide their new electronic parts system, to develop an all-new product with many advanced features for GM dealers in more than 80 countries worldwide. We expect to release this product in the second half of 2004. We are also continuing to help auto manufacturers and their dealers turn information into action with our dealer performance management products. For example, we began providing our business planning products to Toyota Europe. Toyota and its dealers are now using our products to create sophisticated financial and operational forecasts. Toyota considers these tools essential in maximizing the value of their dealer network, achieving their growth objectives.

We also delivered a new product to General Motors Europe in the fourth quarter. Our standard compliance monitoring product allows General Motors Europe to manage the effectiveness of their distribution channels in Europe. It also allows them to manage the dealer contracts and track the standard compliance information.

At Information and Learning, we have successfully completed the integration of the Bigchalk and SIRS acquisitions made last year. Our sales forces are now fully integrated. We are augmenting the SIRS product lineup with resources from ProQuest. For example, we expect to introduce a Historical Newspapers K-12 product through the SIRS platform later in 2004.

We also had more great new customer agreements in the fourth quarter at Information and Learning. For example, universities continue to recognize the power of our ABI/INFORM business and economics database. ABI/INFORM is used in 44 of the top 50 U.S. business schools. In the fourth quarter we added one more, the University of Illinois.

We continue to increase sales of our dissertation products. ProQuest is the provider of doctoral dissertations. In the fourth quarter, we made a sale of our dissertation index product to an academic consortium of the Big Ten universities and the University of Chicago.

We also continue to do very well internationally. I talked before about our new sales office in Brazil that we established in January 2003. In the fourth quarter, we sold a long-term ProQuest Direct subscription to a nationwide library consortium of the Brazilian Ministry of Education.

ABI/INFORM is also extending its reach internationally. Of 100 major universities in China, 35 are ABI subscribers. In the fourth quarter we added the Beijing University of Trade and Economics. We also continue to add premium content to our products. In the fourth quarter, we acquired the rights to add content to more than 100 of the Springer-Verlag scholarly journals. Many of these prestigious journals are newly available online for the first time. Other titles formerly available only through limited distribution may now be accessed through ProQuest.

Also, ProQuest Historical Newspapers continues to increase its customer base. We added over 274 new subscribers in the fourth quarter, including an important sale to the Phoenix Public Library. During 2004 and 2005, we will continue to develop our Historical Newspapers product line by completing the full run of the Los Angeles Times.

Late in 2003 we also strengthened our Board of Directors. As we announced in a press release in January we appointed 2 new members to the ProQuest Company Board of Directors for terms that began at the beginning of this year, Dr. Linda Roberts and Todd Nelson.

Dr. Roberts is a national consultant to a number of highly regarded education and technology companies, and was the former director of the U.S. Department of Education’s Office of Educational Technology. We also welcomed to the Board Todd Nelson, President and Chief Executive Officer of Apollo Group Inc., the parent of the University of Phoenix. As the nation’s largest private University, the University of Phoenix specializes in the education of working adults with relevant, accessible, and efficient degree programs. Todd’s knowledge of the higher education market will be of great value to ProQuest. We are very pleased to welcome Todd and Linda to the ProQuest Board.

ProQuest Company

Fourth Quarter and Full Year Earnings Conference Call

February 19, 2003

In summary, we executed well on our strategic priorities in 2003. We generated very strong free cash flow. We signed contracts with several high-profile new customers, successfully launched a number of new products, established a significant presence in the growing K-12 market, and we solidified an excellent management team to guide the future of the company, and continued focusing on long-term shareholder value creation. And our share price increased substantially. So we’re entering 2004 with good growth and great momentum. Mark?

Mark Trinske - ProQuest Company - VP Investor Relations

Thank you, Alan. Operator, we would now like to open the call for questions, please.

QUESTION AND ANSWER

Operator

Derek Wilder, Piper Jaffray.

Derek Wilder - Piper Jaffray - Analyst

Mark Marostica is traveling. I may have just missed it, but did you provide the organic I&L revenue growth in the quarter?

Kevin Gregory - ProQuest Company - Senior VP, CFO

Yes. The organic revenue growth in the fourth quarter was about 7 percent.

Derek Wilder - Piper Jaffray - Analyst

Any update on whether or not XanEdu was breakeven in the quarter? And how do you see that progressing throughout the year?

Kevin Gregory - ProQuest Company - Senior VP, CFO

XanEdu was not breakeven in the quarter. Because of the shortfall in revenues we were not able to get to a breakeven position in ‘03. We anticipate in ‘04 that XanEdu will be breakeven on an EBITDA basis, and that early in ‘05 it will be breakeven on an EBIT basis.

Operator

Scott Krasik, CL King.

Scott Krasik - CL King - Analyst

Congratulations on a good year. A question on — I&L EBIT margins were significantly higher this quarter than they had been most of the year, and that’s even in light of lower microfilm and backfile sales which carry the higher margins. Do you want to talk a little about how you got to those higher I&L EBIT margins this quarter?

Kevin Gregory - ProQuest Company - Senior VP, CFO

I think the higher — the one thing I would somewhat disagree with what you said was that the microfilm has higher margins. The incremental margins contributed by electronic products are very high. That is basically what we’re seeing — we saw in the fourth quarter. As the sales, or revenue increased, we saw a good chunk of that falling through to the bottom line, which obviously had a positive impact on the EBIT margin.

ProQuest Company

Fourth Quarter and Full Year Earnings Conference Call

February 19, 2003

Alan Aldworth - ProQuest Company - President & CEO

Additionally, the historical newspapers products were significantly quarter-over-quarter, so the incremental revenue there was very profitable.

Scott Krasik - CL King - Analyst

What were the backfile sales in the quarter, and what were they last year in the fourth quarter?

Alan Aldworth - ProQuest Company - President & CEO

I’m looking up the exact number. Give us a second. Microfilm was roughly flat quarter-over-quarter.

Scott Krasik - CL King - Analyst

And I guess — can I ask you, Alan, while you’re looking up the number — Business Solutions’ EBIT margin was actually down for the first time quarter-over-quarter. What do you attribute that to?

Alan Aldworth - ProQuest Company - President & CEO

A couple of things. One, we added some technology people, IT people, over the year. And secondly, we made significant investments in our Oracle systems over the past couple of years that we have talked about, and we’re starting to experience the depreciation — the amortization of those systems coming through in the fourth quarter.

Scott Krasik - CL King - Analyst

So there’s nothing in terms of pricing pressure or based on, re-upping for example, with the GM contracts? Those aren’t coming in significantly lower?

Alan Aldworth - ProQuest Company - President & CEO

No, it’s not pricing or revenue related, it’s just related to amortization and a small increase in infrastructure expenses.

Scott Krasik - CL King - Analyst

And on the balance sheet, there is a new line item, I think it’s new. You broke out identifiable intangibles of about 9.5 million. Can you, Kevin, maybe talk about what those are and why they had not been broken out before, maybe?

Kevin Gregory - ProQuest Company - Senior VP, CFO

Under the new rules — the FASB rules that were put in place around acquisitions and goodwill, we have to break out identifiable assets out of goodwill. Those — actually, that has been around for a year or so, since last year. It wasn’t of the magnitude it is now of the increase, and the magnitude relates to the acquisitions of Bigchalk and SIRS. So when we did the acquisitions, we identified intangibles and added those to the balance sheet during the year.

Scott Krasik - CL King - Analyst

If you have that backfile number, the backfile sales number? That would be it.

Kevin Gregory - ProQuest Company - Senior VP, CFO

Were you asking for the backfile or the decline?

ProQuest Company

Fourth Quarter and Full Year Earnings Conference Call

February 19, 2003

Scott Krasik - CL King - Analyst

The backfile sales, what it was this year and then what it was last year in the fourth quarter?

Kevin Gregory - ProQuest Company - Senior VP, CFO

It was about 6.4 last year versus about 5 million this year.

Operator

Jim Kitzinger, Kitzinger Lautmann Capital.

Jim Kitzinger - Kitzinger Lautmann Capital - Analyst

You are projecting out to ‘04 and farther. Can you give us some help on EBIT and EBITDA margin trends for the businesses? You guys gave pretty clear implications that those — for next year that you’re looking at 5 to 7 percent organic growth for the two business units. You aren’t really differentiating very much. But as a couple of questions earlier, there’s been a little more volatility in both directions kind of in the margins. What I’m trying to understand is, is how are those going to look next year relative to where they ended up this year on EBIT? Close to 20 and 30? And EBITDA, close to 40 and 32 on an annualized basis?

Alan Aldworth - ProQuest Company - President & CEO

We’ve seen some compression, Jim, in our EBIT margins as a result of the large depreciation and amortization increases over the last couple of years, primarily – most of the big increases there are behind us. So I would expect that compression in EBIT margins has come to an end. I think EBITDA margins have been flat to steadily increasing, and I would expect to see continued small increases in margins as we get topline growth.

Kevin Gregory - ProQuest Company - Senior VP, CFO

I would say, Jim — just directionally, just to add onto what Alan said — really what we’re looking at is that we will probably see some decline in the gross profit margins, maybe as much as 1 percent, but somewhere probably closer to 50 basis points, as the depreciation finally winds through. And basically, operating cost as we’ve done in the past — we’re looking to continue to leverage the variable models that we have stated to reduce costs on the operating side getting to an EBIT margin pretty similar to what you see today.

Jim Kitzinger - Kitzinger Lautmann Capital - Analyst

Can you talk about expectations for — as you guys define capex and software spending, it went from 80 to 70. What is your expectation, excluding any acquisitions, for ‘04? And what’s your expectations for depreciation and amortization for ‘04?

Kevin Gregory - ProQuest Company - Senior VP, CFO

In terms of the capex, which includes both the true capex and the software spend, my expectation is to see that to come down somewhere between 5 and $10 million again this year.

Jim Kitzinger - Kitzinger Lautmann Capital - Analyst

Between 60 and 65?

Kevin Gregory - ProQuest Company - Senior VP, CFO

That’s a good estimate, yes.

ProQuest Company

Fourth Quarter and Full Year Earnings Conference Call

February 19, 2003

Jim Kitzinger - Kitzinger Lautmann Capital - Analyst

And the D&A?

Kevin Gregory - ProQuest Company - Senior VP, CFO

D&A should be getting relatively in line with that, so probably low 60s.

Jim Kitzinger - Kitzinger Lautmann Capital – Analyst

On the capex side, can you give us — break that out a little bit between software spending and capex, as it’s normally defined for next year, or for ‘04 of the year we’re in?

Alan Aldworth - ProQuest Company - President & CEO

Most of the declines will be in the product spend. Software spend has come down this year, so that will be relatively constant. And the fixed capital is relatively small. That will stay relatively constant. So the declines will be mostly productivity improvements and the spend on product development capital, as well as getting through the expensive part of the Historical Newspapers project.

Kevin Gregory - ProQuest Company - Senior VP, CFO

What I would say is that — just to add on to what Alan said, the 60 to 65, the breakout would probably be somewhere — about 10 million of that will be software. Probably 5 to 8 of that will be hard assets, and the rest will be product mix.

Jim Kitzinger - Kitzinger Lautmann Capital - Analyst

Okay. So if we look at this 50-ish kind of in — 45-50 in really product masters, as I would look at them, right?

Kevin Gregory - ProQuest Company - Senior VP, CFO

Right.

Jim Kitzinger - Kitzinger Lautmann Capital - Analyst

One last thing. As we look at the change in how you are going to sell — how you’re selling what I would always call receivables from the paper from Business Solutions, can you give us a picture again, Kevin, over the next five years how that is going to look? Are you selling any of that this year, and how much is rolling off? And since you’re not going to do anymore of it, I think, after this fall, how does it roll off year by year?

Kevin Gregory - ProQuest Company - Senior VP, CFO

I think what you are going to see, just to backup a little bit — on our balance sheet we carry monetized contracts, which are basically debt that we have incurred associated with the revenue streams from our long-term contracts at Business Solutions. We are ending the contract with Bell and Howell Financial Services as of September 30 of this year. So we will be monetizing a certain portion of contracts through September 30th. That will stop. And my expectation is you’re probably going to see an impact of somewhere between $5 and $10 million of repayment of debt associated with that this year. Next year, probably in the range of $15 to $20. The subsequent year probably $15 to $20, and then coming down probably to the $5 to $10 — $5 to $10 for the subsequent.

Jim Kitzinger - Kitzinger Lautmann Capital - Analyst

How many more years would that be, Kevin?

ProQuest Company

Fourth Quarter and Full Year Earnings Conference Call

February 19, 2003

Kevin Gregory - ProQuest Company - Senior VP, CFO

The payment, if you will, happens over the life of the contract. And the life of the contracts are five years, so the average life is about three. So the big payments will probably come up between year one and three, and then tailing off after that through year five.

Jim Kitzinger - Kitzinger Lautmann Capital - Analyst

But as I look at this from a cash flow standpoint, I can add these numbers up and get 60 or $70 million. And that looks like debt to me on your balance sheet. If you can buy all these contracts back, the present value of that cost would be 60 or $70 million I assume?

Kevin Gregory - ProQuest Company - Senior VP, CFO

Right. That is reflected on the balance sheet.

Operator

Kevin Gruneich, Bear Stearns.

Kevin Gruneich - Bear Stearns - Analyst

I was wondering if, first, you could just talk about what your EPS number would be, or how your EPS number would have been impacted in ‘03 by options if you added expensed options? And then, using whenever assumptions you want, maybe just a straight line 8 to 10 percent appreciation growth, how the new option package on an annualized basis would impact EPS further?

Alan Aldworth - ProQuest Company - President & CEO

In terms of the new — let me start with the new plan first, Kevin. As you are probably aware, there’s not yet a consensus in the financial community on the right methodology for valuing options, and the FASB has not specified yet how options should be valued. They’ve left that up to companies to determine the best way to do that. So it would be premature to pin down the number on what the annual expense will be of this program under the FAS 123. But broadly speaking, we anticipate that the expense would range from — these are very rough numbers now, because it will be dependent on the methodology that is used for how to value the options — but it would be somewhere in the vicinity of 35 to 75 cents per share spread over the five year period. That’s the full expense over the five year period. I guess the expense for 2003 would be the footnote disclosure.

Kevin Gregory - ProQuest Company - Senior VP, CFO

I’m trying to recall I think it was in the range of five . . .

Alan Aldworth - ProQuest Company - President & CEO

Something like 5 cents a share in the footnote disclosure of the value of options. So roughly equivalent, I guess, going forward.

Kevin Gregory - ProQuest Company - Senior VP, CFO

I can get you the O2 number. I’ll have to take a look at it.

Kevin Gruneich - Bear Stearns - Analyst

Appreciate it. Just going back to Business Solutions for a bit, understanding it was a tough comp. I was just wondering if you could provide a little bit more color to what’s going on in the auto parts and service products area, being up so modestly. And beyond that, maybe talk a little bit more about the margin, the modest margin downside that we saw. Because it’s kind of tough to see — at least sequentially, D&A is certainly not going up in that business. And one of the things, Alan, I think you referred to, was D&A going up.

ProQuest Company

Fourth Quarter and Full Year Earnings Conference Call

February 19, 2003

Alan Aldworth - ProQuest Company - President & CEO

Generally in that business, the more modest growth in the fourth quarter is not a reflection of a slowing down of business conditions, it’s the tough comp because of the John Deere contract the year before. Also, we had lower hardware sales in the fourth quarter of this year, and the hardware sales can, as you know, fluctuate in the fourth quarter from year-to-year. That’s not necessarily indicative of a change in business conditions. We’ve seen them fluctuate by several million dollars in the fourth quarter from one year to the next, either up or down. So that the decline — the slow growth in revenue was really a reflection of the Deere contract and hardware revenue being lower this year. The underlying recurring revenue business continues to grow at about the same rate, and continues to be very sound.

Kevin Gruneich - Bear Stearns - Analyst

Just a quick follow-up on that. Are hardware margins — I was under the impression they were nominal at best. Is that not the case?

Alan Aldworth - ProQuest Company - President & CEO

They’re about 20 percent, so they’re not as good as the publishing revenues but they’re not terrible.

Kevin Gruneich - Bear Stearns - Analyst

And I was wondering if, Kevin, maybe you could talk about the tax rate which came in certainly lower than I would have expected, and maybe your outlook for, I guess — provide some color on that and your outlook for ‘04.

Kevin Gregory - ProQuest Company - Senior VP, CFO

The tax rate was down in the quarter. We have been going through, obviously, looking at various ways to reduce our tax rate. I think I had mentioned on previous discussions that I thought there was more room to see the tax rate come down. And in effect that has happened. I believe that we are going to see a tax rate in ‘04 in the range of probably 30 — 34.5 to 35 percent. That would be my estimate at this point.

Kevin Gruneich - Bear Stearns - Analyst

And just finally — and I think Alan kind of addressed this before, but it sounds like the tone moving into the year thus far, now that you’ve got kind of half of the first quarter under your belt, is pretty healthy. Is there anything that you’re seeing out there now that would kind of change the way people should look at the quarters in terms of seasonality, or the business just generally?

Alan Aldworth - ProQuest Company - President & CEO

I wouldn’t say so, Kevin. Clearly the economy is improving, and we expect that that will eventually give us lift. But because we were somewhat insulated on the downside with our long-term contracts and our exposure in the library market we’ll see the same thing as the economy recovers. But I wouldn’t say that we’re seeing a tremendous amount of improvement at this point in library budgets, and when you talk to librarians it’s still quite a mixed bag. Some feel like that their budgets will come under further cuts, some feel that they’ll get more money this year. So it’s still a very mixed bag going into 2004. And we’ve been, we believe, conservative in our organic revenue guidance reflecting that.

Operator

Howard Block, Banc of America Securities.

Howard Block - Banc of America Securities - Analyst

Just a follow-up on Kevin’s question. The traditional product line is really the line, it’s the only line in the I&L revenue that really doesn’t have any noise in it — no acquisitions or necessarily new product initiatives that make comparisons somewhat pointless. And that is the line item that did not change at all year-over-year. And in the press release you said that the library funding environment continued to affect the sales of those products. Can you help us maybe quantify what the impact of the difficult funding environment was in a more normalized environment, budget and spending environment, what kind of growth we may see in traditional, if any?

ProQuest Company

Fourth Quarter and Full Year Earnings Conference Call

February 19, 2003

Alan Aldworth - ProQuest Company - President & CEO

The impact that we’re seeing on traditional, Howard, is in the backfile and collections. And Kevin referred to that as being down by about $1.5 million in the fourth quarter, and that’s down from last year, which was also a fairly weak year. So in a more typical year where a librarian has money left over at the end of the year to spend on backfile collections, you could easily see a couple of million plus in additional backfile sales.

Howard Block - Banc of America Securities - Analyst

Okay. So if we assume that budgets don’t necessarily erode any further in ‘04, is it safe to assume that that line — again, assuming it is a relatively healthy proxy because of the lack of noise in it — that there may be even some modest growth in there, it would be obviously growth that would exceed any growth in budgets?

Alan Aldworth - ProQuest Company - President & CEO

The safest assumption would be that we have seen the bottom and it will be flat, and that if there is some modest growth it will be goodness.

Kevin Gregory - ProQuest Company - Senior VP, CFO

That’s clearly the perception that we’re taking in our forecast.

Howard Block - Banc of America Securities - Analyst

Okay. And then, how much did the cash flow for the quarter, and even the P&L in the quarter, benefit from the extra days in this fiscal year in contrast with last fiscal year?

Kevin Gregory - ProQuest Company - Senior VP, CFO

Actually on a P&L basis, we were actually hurt by the extra week. Because of the way we recognize revenue on a monthly basis, we only were able to record December’s revenue, if you will. So we still had an additional week of expenses that we had to take for the extra week in the fiscal year. So we were actually hurt by that extra week. On the cash flow side, there was a — that’s a little bit harder to say. We were, obviously, making some very good collections there in the last week of the month. That is, I think, a little bit harder to say, as to what the collection impact would have been of that extra week.

Howard Block - Banc of America Securities - Analyst

Can you quantify either the effect on earnings or the effect on cash flow?

Kevin Gregory - ProQuest Company - Senior VP, CFO

Like I say, the effect on cash flow would be difficult, because it would be hard to identify the collections and the expenditures that went out in that last week. On the earnings side — that I would have to go back and look at it, and break it out by the week.

Alan Aldworth - ProQuest Company - President & CEO

It would be very small, Howard. Little impact on earnings.

ProQuest Company

Fourth Quarter and Full Year Earnings Conference Call

February 19, 2003

Howard Block - Banc of America Securities - Analyst

Okay. And then with regards to the guidance, it appears that you’re offering a reduced level guidance this year versus last year. Is that a change in practice that may be a result of the challenges you had this year to achieve guidance, and should we expect you to maintain this broad, and in other ways limited, guidance?

Alan Aldworth - ProQuest Company - President & CEO

Actually it’s not that far off of the guidance last year. It’s maybe stated more clearly. Last year we talked about low double-digit growth, this year we’re — and we meant including (indiscernible) and acquisitions. This year we’re talking about organic growth specifically, responding to interest from analysts and shareholders to have us do that. So the guidance this year from long-term guidance of 5 to 7 percent organic revenue growth. And then with — if we continue to do tuck-in acquisitions at about the same rate, that should get us to our 10 percent to low double-digit revenue growth rate.

Howard Block - Banc of America Securities - Analyst

But like last year, you offered very detailed guidance on XanEdu and proprietary electronic database products and K-12. You gave a lot of good color in the guidance last year. So should we expect that there won’t be any change to this new version of guidance during ‘04, and maybe just you’ll tweak the broad guidance that you offered here without any more detail?

Alan Aldworth - ProQuest Company - President & CEO

I think that the subtle change that you will see is that we’re going to continue to report on a quarterly basis more detailed metrics, as we have now for the past several quarters, so that you’ll be able to monitor details by product lines and such, rather than offer real broad guidance on a product line basis for the full year.

Howard Block - Banc of America Securities - Analyst

Kevin, if you answered this in the prior question I may have missed it. To get to the 100 percent of free cash flow of net income, that ratio that you’re aspiring to, how fast can you get there from the 70 percent you were in ‘03?

Kevin Gregory - ProQuest Company - Senior VP, CFO

Our expectation is that in ‘04 it will be between 75 and 90 percent, with ‘05 being very close if not at 100 percent. And then going forward, looking for a cash conversion ratio of 100 percent.

Howard Block - Banc of America Securities - Analyst

Great. Thanks a lot for your patience.

Operator

Brandon Dobell, Credit Suisse First Boston.

Brandon Dobell - Credit Suisse First Boston - Analyst

I wonder if I could get a little bit of color on what the competitive dynamics look like in the different end markets these days. And I guess in I&L side maybe break it out between some of the higher end products and the more — I wouldn’t call it quality-type products — but lower end products. In particular, if you could address how you have integrated Bigchalk into the product offering to give you a little bit of a different perspective or a little bit of a different competitive positioning versus what you had last year?

ProQuest Company

Fourth Quarter and Full Year Earnings Conference Call

February 19, 2003

Alan Aldworth - ProQuest Company - President & CEO

I would say that the competitive dynamics in the marketplace have not changed dramatically over the past year, Brandon. I think what we have seen is that as we — as our strategy has been to focus on publishing proprietary products, we have been able to differentiate ourselves in the marketplace with these proprietary products. So while we’re competing for a limited number of dollars in the market, the areas of direct product overlap with other companies is a rather small part of our overall business, and probably declining as our focus and our growth is from our proprietary published products, which in most cases are very unique, or at the very least, like ABI/INFORM, highly differentiated with superior abstracts and indexes and finding tools. We are faring well — as you can gather from our comments, we’re faring well competitively.

Brandon Dobell - Credit Suisse First Boston - Analyst

Also on the I&L side, as you look into ‘04 and out a bit further in terms of sales force, organization, compensation — with the comments you made about the classroom products — any changes on the horizon there? Anything you guys are doing differently to try and take a different approach with or without the context of the overall budget issues with the library products, or the classroom products?

Alan Aldworth - ProQuest Company - President & CEO

We have significantly added to the K-12 sales force, that is probably the principal change, so that we’ve got a very strong presence of over 50 people strong in sales outside and inside in the K-12 market. So we’re really — just in the U.S. So we’re really blanketing the country on the K-12 side. That’s been the biggest change, and I would say it’s in sales. The sales meeting a month or so ago; it’s an excellent sales force that’s very dynamic and charged up and excited about the products that we have for that market. On the higher-ed side, we have integrated the — more tightly integrated the XanEdu sales with the higher ed so that we’ve got a little more muscle there, and we’ve somewhat added to and enhanced the sales force on the higher-ed side. So overall, I would say it is a more robust sales force on both the higher-ed and the K-12 side than we had a year ago. Ron Klausner and his great sales leadership experience coming from Dun & Bradstreet.

Brandon Dobell - Credit Suisse First Boston - Analyst

The final question, and I’ll jump out. As you look at the organic revenue growth guidance, maybe you could offer a little bit of color on either the relationship between price and volume within that? And I guess more specifically, as you look at the I&L, is there any — what type of pricing parameters have you built in on some of the more mature products that kind of gets you that comfortable with that 5 to 7 percent range?

Alan Aldworth - ProQuest Company - President & CEO

On the Business Solutions side, we’re going to see the same trends that we’ve had in the past of 2 to 3 percent price increases. The growth there roughly organic growth roughly equally split between new business and price. On the Information and Learning side, the film will continue to increase in price somewhere between 5 and 10 percent, with probably declining unit volume. On the electronic side, we’re looking for price increases on the average of 5 percent.

Operator

Scott Krasik, CL King.

Scott Krasik - CL King - Analyst

Just a quick follow-up. Do you still have intentions to do sort of the secondary level of newspapers and digitize them, and maybe have the papers themselves subsidize some of the cost? Or have you guys pushed that off?

Alan Aldworth - ProQuest Company - President & CEO

No, we haven’t pushed it off, we’re still exploring that. We haven’t quite figured out the business model yet. It looks as though if we do proceed with that, we will be focusing on the older content. For example, content from the 1800s or maybe even prior, which is of most value. And it’s also more cost-effective to do that, because the newspapers in those days had far fewer pages. So from a cost

ProQuest Company

Fourth Quarter and Full Year Earnings Conference Call

February 19, 2003

benefit perspective, it’s more valuable to the education and the library markets, and a lot less expensive to do that. And there are a lot of Tier 2, if you will, metropolitan newspapers and markets in the Northeast, for example, that have been publishing continuously for well over 150 years.

Kevin Gregory - ProQuest Company - Senior VP, CFO

And I would add, we are still focusing on finishing up the Tier 1, the big 6, if you will — the L.A. times and the Chicago Tribune. We are focusing on that this year as well.

Scott Krasik - CL King - Analyst

On XanEdu, has there been a move yet to take XanEdu to maybe preparatory high schools or some other user there?

Alan Aldworth - ProQuest Company - President & CEO

Not to any great extent, Scott.

Scott Krasik - CL King - Analyst

And lastly, can you just run through again real quickly what the price increases were that you mentioned? I heard 5 percent on electronics. Was that in I&L?

Alan Aldworth - ProQuest Company - President & CEO

Yes.

Scott Krasik - CL King - Analyst

What was the other? I’m sorry, I missed that number.

Alan Aldworth - ProQuest Company - President & CEO

2 to 3 percent at Business Solutions, and 5 to 10 percent on the traditional side, microfilm side. Let me clarify. On the electronics side, it’s actually a range of more like flat to 5 percent, depending on the product lines. And the more competitive areas like general reference where there is more pricing pressure, we probably will not see price increases. But on the proprietary products we’ll see that. We’ll be able to see 5 percent price increases.

Operator

Kevin Gruneich, Bear Stearns.

Kevin Gruneich - Bear Stearns - Analyst

I was wondering if you guys could review the forex impacts for the Company as a whole in the quarter, revenue and EBIT, and for each of the sectors?

Alan Aldworth - ProQuest Company - President & CEO

Can you repeat that, Kevin?

ProQuest Company

Fourth Quarter and Full Year Earnings Conference Call

February 19, 2003

Kevin Gruneich - Bear Stearns - Analyst

Yes. I was wondering, could you tell us what the forex impact, the currency impact was for the company as a whole, revenue and EBIT in Q4, and for each of the two sectors?

Kevin Gregory - ProQuest Company - Senior VP, CFO

In the Business Solutions — across the organization the impact was probably in the range of $1 million on the revenue side. Most of our billings are done in dollars, so we don’t have a whole lot of FX risk associated with that. On the expense side, it’s probably somewhere, probably around half that, maybe 500,000.

Kevin Gruneich - Bear Stearns - Analyst

And finally, in terms of — were there any contract losses on the I&L side in the quarter?

Alan Aldworth - ProQuest Company - President & CEO

There were no major contract losses. Obviously it’s a very competitive market in the general reference area. We do have competitors. And they win some, we win some. But there is, (indiscernible), no major competitive losses (multiple speakers)

Kevin Gruneich - Bear Stearns - Analyst

Would that be a major hurdle, or — on an annualized basis?

Alan Aldworth - ProQuest Company - President & CEO

I’m sorry?

Kevin Gruneich - Bear Stearns - Analyst

When you consider major what’s the hurdle, a million-plus on an annualized basis?

Alan Aldworth - ProQuest Company - President & CEO

No, probably in the range of 100 —

(multiple speakers)

Alan Aldworth - ProQuest Company - President & CEO

— less than $100,000 would be a big loss for us.

Operator

Riley McCormick, Tracer Capital.

Riley McCormick - Tracer Capital - Analyst

Most of my questions have been asked, but I do have a couple of others. The $800,000 other income, did you guys discuss what that was?

ProQuest Company

Fourth Quarter and Full Year Earnings Conference Call

February 19, 2003

Kevin Gregory - ProQuest Company - Senior VP, CFO

That was actually — it’s part of the transition of our microfilm customers. We received a payment of $800,000 from the third party we transferred the customers to, in effect for services related to transferring, if you will, those customers to them. So basically helping them to migrate the customers.

Riley McCormick - Tracer Capital - Analyst

The cash conversion, it sounds like D&A is approximately going to be equal to capex next year. Is this just the continuation of the working capital burn of the prepaid licenses. Or I guess, what’s the difference going to be and what is the working capital burn going to be over the next couple of years?

Kevin Gregory - ProQuest Company - Senior VP, CFO

The difference is the working capital. We’re doing a better job of managing working capital so that it’s not a burn, but we expect that will not quite get there this year.

Riley McCormick - Tracer Capital - Analyst

So should we — can you quantify the dollar amount that working capital should use for ‘04?

Kevin Gregory - ProQuest Company - Senior VP, CFO

We gave the range of what the conversion ratio should be, 75 to 90 percent.

Riley McCormick - Tracer Capital - Analyst

And the difference is purely working capital burn?

Kevin Gregory - ProQuest Company - Senior VP, CFO

Yes.

Riley McCormick - Tracer Capital - Analyst

And then the deferred tax asset on the cash-flow statement. Is that going to be continuation, or can you kind of talk about it, $26 million this year, I think? How is that going to — what is going to happen to that line in ‘04? Can you just refresh our memory on what this is?

Kevin Gregory - ProQuest Company - Senior VP, CFO

Yes. The biggest chunk of that is the tax refund that we received in the first quarter of approximately $13 million. The rest of it basically relates to the use of tax assets, NOLs, credits, etc. We do have some of those left, so there will be some benefit from an impact on the tax line, cash flow statement. But not nearly the magnitude that we had this year.

Riley McCormick - Tracer Capital - Analyst

Okay. So that’s going to offset some of the working capital burn next year?

Kevin Gregory - ProQuest Company - Senior VP, CFO

Correct.

ProQuest Company

Fourth Quarter and Full Year Earnings Conference Call

February 19, 2003

Riley McCormick - Tracer Capital - Analyst

I know you guys gave full year guidance. Do you guys have any more color on what we should expect for Q1?

Kevin Gregory - ProQuest Company - Senior VP, CFO

We’ve have not given any guidance on Q1 other than the full year guidance. Although we did – directionally, I think somebody had asked the question, directionally what do you expect? And we did say that we expected to align similar, from a seasonality perspective, similar to last year.

Riley McCormick - Tracer Capital - Analyst

When we think about your acquisitions going forward, it seems like you guys are paying on a cash basis about 1 times rev, and then when you include the assumed liabilities, it’s 2 to 2.5 times. Is that kind of a consistent number, or were you guys really looking at acquisitions currently?

Alan Aldworth - ProQuest Company - President & CEO

Are you saying 2.5 times revenue?

Riley McCormick - Tracer Capital - Analyst

Yes. 2.5 for all-in, including the assumed liabilities that you guys have done for these last couple. But on a cash basis about 1 times, and all-in about 2 times, 2.5 times? Is that fair?

Kevin Gregory - ProQuest Company - Senior VP, CFO

I would say it’s between 1 and 2 times, depending on the acquisition.

Riley McCormick - Tracer Capital - Analyst

1 to 2 times on a cash basis? Or is that — because the numbers have kind of — you guys have also — a lot of the companies you have acquired have had the — you guys have assumed a lot of the liabilities on them. So the 2, does that include all assumed liabilities or is just the cash component?

Alan Aldworth - ProQuest Company - President & CEO

Yes, but The liabilities haven’t been debt, the liabilities have been liabilities and deferred income. The results have been current assets.

Kevin Gregory - ProQuest Company - Senior VP, CFO

I think that’s reasonable what you are calculating there. I will say that this does depend on the acquisition. Obviously, the roll-up microfilm type acquisition would not have as high a multiple as some of the electronic products acquisitions. Directionally, I think you’re in the ballpark with 1 to 2.

Operator

Lui Sykes (ph), Pennant (ph) Capital.

ProQuest Company

Fourth Quarter and Full Year Earnings Conference Call

February 19, 2003

Lui Sykes - Pennant Capital - Analyst

Most of my questions have been answered. Just following up on Riley’s point just now. Looking at the cash flow statement again, you had $26.5 million from deferred income taxes. And then if I remember correctly, this tax refund in the first quarter, I think 8.5 of that was in account receivables, wasn’t it?

Kevin Gregory - ProQuest Company - Senior VP, CFO

In last year’s December balance sheet, there is $13 million for the refund, correct.

Lui Sykes - Pennant Capital - Analyst

Right. And then, I think the way you broke it out in the cash flow statement in the first quarter was that there was a big source of cash in accounts receivables, and $8.5 of the $13 was buried in there. Anyway, what I’m trying to understand better is what working capital items are going to improve in ‘04 to provide the cash to get you to, I guess, free cash flow of $40 to $50 million — if I did the math correctly — with net income and cash conversion of — what did you say — 75 to 90 percent?

Kevin Gregory - ProQuest Company - Senior VP, CFO

Directionally, I think that you’re going to see continued cash being generated by the receivables. Deferred revenue, which was a relatively large use of cash, should get more towards the flat, in terms of cash used — cash generated. Accrued expenses, there again that should get relatively flat, primarily because that number had a large salaries, etc. in it this year. I think that should flatten out next year.

Lui Sykes - Pennant Capital - Analyst

Got it. And then what was the reason for this cash flow of $26.5 million in deferred income? How come you did not pay more cash taxes?

Kevin Gregory - ProQuest Company - Senior VP, CFO

The $26 relates to 2 things. One is the refund is in there, so $13 of it is the refund. The other piece of it is basically because we used NOLs and tax credits that we had generated in the past. We used those to offset our tax liability. So our cash tax number was actually less than our book tax number.

Operator

Kevin Thompson, Bridgewater Assets.

Kevin Thompson - Bridgewater Assets - Analyst

I want to ask a little bit about this compensation option grant we’re proposing here. I keep pretty copious notes on your last year’s conference call around this time, and some of the guidance you gave, you actually missed your targets on revenue growth — EPS at 36 percent tax rate, capital spending, XanEdu, Bigchalk revenues and Powersports. Why as a shareholder should I agree to such an increase in compensation to this management team that to me hasn’t demonstrated yet that you really can set targets and go ahead and hit and potentially exceed those targets?

Alan Aldworth - ProQuest Company - President & CEO

The proposed grant, I think, addresses that extremely well, in that this is for growth going forward. These options will not be accelerated if growth goals are not met. So we have to grow at least 8 percent for these to be accelerated. If those growth goals aren’t met, then nothing would be granted until after 7 years. Which means that this management team has a great deal of motivation to achieve our growth goals and do the things that it takes to grow the stock at or above market rates over the next 5 years.

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Fourth Quarter and Full Year Earnings Conference Call

February 19, 2003

Kevin Thompson - Bridgewater Assets - Analyst

Okay. Because, Alan, I have you saying here — ProQuest continues to create innovative new products which have resulted in subscription renewal rates approximating 90 percent, with highly visible core revenues. This was this time last year. And it sounds like, you know, maybe some of that optimism didn’t come to be. Has the visibility improved? Do you feel comfortable with the guidance you have set out?

Alan Aldworth - ProQuest Company - President & CEO

Yes. We’re very comfortable with the guidance that we have set up for 2004.

Kevin Thompson - Bridgewater Assets - Analyst

I will take a look at it when it comes. Thanks.

Operator

At this time there are no further questions. Mr. Trinske, are there any closing remarks?

Mark Trinske - ProQuest Company - VP Investor Relations

That’s it. Thanks everybody for participating.

Operator

This concludes today’s ProQuest fourth quarter earnings release conference call. You may now disconnect.